EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-91388), S-4 (File No. 333-66961) and S-8 (File Nos. 2-98858, 33-20734, 33-25698, 33-38121, 33-38122, 33-53747, 33-55501, 333-27211, 333-78935, 333-89977, 333-45904, 333-91354 and 333-106802) of The Kroger Co. of our report dated April 15, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCooopers LLP

PricewaterhouseCoopers LLP Cincinnati, Ohio April 15, 2005